Exhibit 99.3

ECOLAB INC.

SUPPLEMENTAL REPORTABLE SEGMENT INFORMATION

AND NON-GAAP RECONCILIATION

(unaudited)

(millions)	Three Months Ended March 31, 2020
	2020 Reported Valued at 2020 Management Rates	Discontinued Operations and Related Allocation Changes	2020 Continuing Operations Valued at 2020 Management Rates
Net Sales
Global Industrial	$1,444.0	$(0.4)	$1,443.6
Global Institutional	1,072.3	(0.2)	1,072.1
Global Healthcare and Life Sciences	246.2	0.3	246.5
Upstream Energy	562.7	(562.7)	-
Other	277.8	(0.2)	277.6
Subtotal at fixed currency	3,603.0	(563.2)	3,039.8
Effect of foreign currency translation	(21.6)	2.4	(19.2)
Total reported GAAP net sales	$3,581.4	$(560.8)	$3,020.6
Operating Income
Global Industrial	$226.9	$(20.3)	$206.6
Global Institutional	183.5	(1.1)	182.4
Global Healthcare and Life Sciences	25.6	(2.7)	22.9
Upstream Energy	39.0	(39.0)	-
Other	25.3	(3.7)	21.6
Corporate	(100.2)	45.6	(54.6)
Subtotal at fixed currency	400.1	(21.2)	378.9
Effect of foreign currency translation	(2.9)	0.2	(2.7)
Total reported GAAP operating income	$397.2	$(21.0)	$376.2

	Twelve Months Ended December 31, 2019
	2019 Reported Valued at 2020 Management Rates	Discontinued Operations and Related Allocation Changes	2019 Continuing Operations Valued at 2020 Management Rates
Net Sales
Global Industrial	$5,996.4	$(1.8)	$5,994.6
Global Institutional	4,412.1	-	4,412.1
Global Healthcare and Life Sciences	979.0	-	979.0
Upstream Energy	2,352.9	(2,352.9)	-
Other	1,211.7	-	1,211.7
Subtotal at fixed currency	14,952.1	(2,354.7)	12,597.4
Effect of foreign currency translation	(45.8)	10.4	(35.4)
Total reported GAAP net sales	$14,906.3	$(2,344.3)	$12,562.0
Operating Income
Global Industrial	$980.6	$(77.9)	$902.7
Global Institutional	947.3	(7.5)	939.8
Global Healthcare and Life Sciences	135.1	(10.6)	124.5
Upstream Energy	187.9	(187.9)	-
Other	180.6	(13.6)	167.0
Corporate	(407.9)	128.2	(279.7)
Subtotal at fixed currency	2,023.6	(169.3)	1,854.3
Effect of foreign currency translation	(9.8)	0.7	(9.1)
Total reported GAAP operating income	$2,013.8	$(168.6)	$1,845.2

	Twelve Months Ended December 31, 2018
	2018 Reported Valued at 2020 Management Rates	Discontinued Operations and Related Allocation Changes	2018 Continuing Operations Valued at 2020 Management Rates
Net Sales
Global Industrial	$5,690.3	$(1.8)	$5,688.5
Global Institutional	4,255.2	-	4,255.2
Global Healthcare and Life Sciences	915.7	-	915.7
Upstream Energy	2,422.3	(2,422.3)	-
Other	1,155.3	-	1,155.3
Subtotal at fixed currency	14,438.8	(2,424.1)	12,014.7
Effect of foreign currency translation	229.4	(22.0)	207.4
Total reported GAAP net sales	$14,668.2	$(2,446.1)	$12,222.1
Operating Income
Global Industrial	$834.0	$(80.3)	$753.7
Global Institutional	905.0	(3.5)	901.5
Global Healthcare and Life Sciences	135.1	(10.7)	124.4
Upstream Energy	172.3	(172.3)	-
Other	174.6	(10.6)	164.0
Corporate	(302.7)	60.9	(241.8)
Subtotal at fixed currency	1,918.3	(216.5)	1,701.8
Effect of foreign currency translation	28.7	(2.2)	26.5
Total reported GAAP operating income	$1,947.0	$(218.7)	$1,728.3

Notes:

On June 3, 2020, Ecolab Inc. (“Ecolab” or “the Company”) completed the previously announced separation of its Upstream Energy business (the “ChampionX Business”) in a Reverse Morris Trust transaction (the “Transaction”) through the split-off of ChampionX Holding Inc. (“ChampionX”), formed by Ecolab as a wholly owned subsidiary to hold the ChampionX Business, followed immediately by the merger of ChampionX (the “Merger”) with a wholly owned subsidiary of ChampionX Corporation (f/k/a Apergy Corporation, “Apergy”). As a result of the Transaction, the ChampionX business, which includes the direct revenues, operating expenses and certain other expenses directly attributable to the ChampionX business, is reflected in the Company’s historical financial statements as discontinued operations. Allocations of Ecolab’s overhead expenses included in historical Upstream Energy segment results are reallocated to the remaining segments.

Consistent with internal management reporting, Corporate expense amounts include intangible asset amortization specifically from the Nalco merger and special (gains) and charges that are not allocated to our reportable segments.

We evaluate the performance of our non-U.S. dollar functional currency international operations based on fixed currency exchange rates, which eliminate the impact of exchange rate fluctuations on our international operations. Fixed currency rates are generally based on existing market rates at the time they are established.

The above table includes financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”), including fixed currency sales and fixed currency operating income. We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results. These non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. Investors should not rely on any single financial measure when evaluating our business. We recommend that investors view these measures in conjunction with the GAAP measures included in the table.